As filed with the Securities and Exchange Commission on October 24, 2006
Registration No. 333-137754
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2 TO FORM S-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933

OrthoLogic Corp.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	86-0585310 (I.R.S. Employer Identification No.)
1275 West Washington Street
Tempe, Arizona 85281
(602) 286-5520
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
John M. Holliman, III, Executive Chairman
and principal executive officer
OrthoLogic Corp.
1275 West Washington Street
Tempe, Arizona 85281
(602) 286-5520
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
Steven P. Emerick, Esq.
Quarles & Brady Streich Lang, LLP
One Renaissance Square, Two North Central Avenue
Phoenix, Arizona 85004
(602) 230-5517

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ___
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ___
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
On October 3, 2006, we filed Registration Statement No. 333-137754 on Form S-3. On October 16, 2006, we filed Amendment No. 1 to Registration Statement No. 333-137754 filed on Form S-3 (“Amended S-3”). We are filing this Amendment No. 2 to Registration Statement No. 333-137754 filed on Form S-3 to amend the Amended S-3 by replacing Exhibit 23.1 thereto with the corrected version of the Exhibit submitted herewith. Exhibit 23.1 to the Amended S-3 contains an inadvertent typographical error.

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SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, State of Arizona, on October 24, 2006.

ORTHOLOGIC CORP.
By:	/s/ John M. Holliman, III
John M. Holliman, III
Executive Chairman

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.*

Signature	Title

/s/ John M. Holliman, III John M. Holliman, III	Executive Chairman (Principal Executive Officer), Chairman of the Board and Director

/s/ Les M. Taeger Les M. Taeger	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

** Augustus A. White III, MD, Ph.D.	Director

** Frederic J. Feldman, Ph.D.	Director

** Michael D. Casey	Director

** William M. Wardell, MD, Ph.D.	Director

** Elwood D. Howse, Jr.	Director

*Each of the above signatures is affixed as of October 24, 2006.

**By:	/s/ John M. Holliman, III
John M. Holliman, III, attorney-in-fact

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OrthoLogic Corp.
(the “Company”)
EXHIBIT INDEX
TO
AMENDMENT NO. 2 TO FORM S-3 REGISTRATION
STATEMENT
The following exhibits are filed with or incorporated by reference in this registration statement:

Exhibit	Description	Incorporated Herein	Filed
		By Reference To	Herewith

4.1	Rights Agreement dated as of March 4, 1997, between the Company and Bank of New York, and Exhibits A, B and C thereto	Exhibit 4.1 to the Company’s Registration Statement on Form 8-A filed with the SEC on March 6, 1997

4.2	First Amendatory Agreement to March 4, 1997 Rights Agreement	Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 24, 1999

4.3	Amendment No. 2 to March 4, 1997 Rights Agreement	Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 20, 2003

4.4	Class A Warrant Agreement dated February 24, 2006, between OrthoLogic Corp. and PharmaBio Development Inc. (d/b/a NovaQuest)	Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on March 3, 2006 (the “March 3rd 8-K”)

4.5	Amended and Restated Class B Warrant Agreement dated February 24, 2006, and amended and restated as of June 30, 2006, between OrthoLogic Corp. and PharmaBio Development Inc. (d/b/a NovaQuest) (asterisks located within exhibit denote information that has been deleted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission)	Exhibit 4.5 to the Company’s Amendment No. 1 to Registration Statement on Form S-3 filed with the SEC on September 22, 2006 (the “September 22nd S-3”)

4.6	Amended and Restated Class C Warrant Agreement dated February 24, 2006, and amended and restated as of June 30, 2006, between OrthoLogic Corp. and PharmaBio Development Inc. (d/b/a NovaQuest) (asterisks located within exhibit denote information that has been deleted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission)	Exhibit 4.6 to the September 22nd S-3

4.7	Amended and Restated Class D Warrant Agreement dated February 24, 2006, and	Exhibit 4.7 to the September 22nd S-3

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Exhibit	Description	Incorporated Herein	Filed
		By Reference To	Herewith
amended and restated as of June 30, 2006, between OrthoLogic Corp. and PharmaBio Development Inc. (d/b/a NovaQuest) (asterisks located within exhibit denote information that has been deleted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission)

4.8	Class A Warrant Agreement dated June 30, 2006, between OrthoLogic Corp. and PharmaBio Development Inc. (d/b/a NovaQuest)	Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on July 6, 2006

5.1	Opinion of Quarles & Brady Streich Lang LLP	Exhibit 5.1 to the Company’s Registration Statement on Form S-3 filed with the SEC on October 3, 2006 (the “October 3rd S-3”)

10.1	Common Stock and Warrant Purchase Agreement dated February 24, 2006, by and between the Company and PharmaBio Development Inc. (d/b/a NovaQuest)	Exhibit 10.1 to the Company’s Registration Statement on Form S-3, filed with the SEC on April 13, 2006 (the “April 13th S-3”)

10.2	Registration Rights Agreement dated February 24, 2006, between PharmaBio Development Inc. (d/b/a NovaQuest) and the Company,	Exhibit 10.2 to the April 13th S-3

10.3	Registration Rights Agreement dated February 27, 2006, by and among the Company, AzERx, Inc. and the other shareholders listed thereon	Exhibit 10.3 to the April 13th S-3

10.4	Amendment No.1 to Registration Rights Agreement dated June 30, 2006, between PharmaBio Development Inc. (d/b/a NovaQuest) and the Company	Exhibit 10.4 to the September 22nd S-3

23.1	Consent of Deloitte & Touche LLP		X

23.2	Consent of Quarles & Brady Streich Lang LLP	Included in Exhibit 5.1 to the October 3rd S-3

24.1	Powers of Attorney	Signature page to the October 3rd S-3

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